Exhibit 10.4

EXHIBIT C-1

GT SOLAR INTERNATIONAL, INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made as of                              , 2009, by and between GT Solar International, Inc., a Delaware corporation (the “Company”), and [                                    ] (“Employee”), in accordance with the 2008 Equity Incentive Plan of the Company, as the same may be amended from time to time (the “Plan”).  Certain definitions are set forth in Section 7 of this Agreement.

On [                                    ], the Company granted to Employee [                                    ] restricted stock units (the “RSUs”) under the Plan.  Each RSU entitles Employee to receive from the Company one share of the Company’s common stock, par value $.01 per share (“Common Stock”) for each RSU granted hereunder that becomes vested under the terms described herein and in the Plan.  All of such shares of Common Stock that may hereafter be delivered to Employee pursuant to this Agreement are referred to herein as “Employee Stock.”

The parties hereto agree as follows:

1.               Incorporation by Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  Employee hereby acknowledges receipt of a true copy of the Plan and that Employee has read the Plan carefully and fully understands its content.  In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.               Grant of the RSUs.

(a)          The Company granted to Employee, as of [                                    ], [                                    ] RSUs, subject to the terms and conditions hereunder.  Employee agrees and understands that nothing contained in this Agreement provides, or is intended to provide, Employee with any protection against potential future dilution of Employee’s stockholder interest in the Company for any reason.  Employee shall not have the rights of a stockholder in respect of the shares of Common Stock underlying these RSUs until such Common Stock is delivered to the Participant in accordance with Section 4.

(b)         The grant of the RSUs by the Company is subject to Employee’s execution and delivery of the attached Proprietary Rights and Confidentiality Agreement between Employee and the Company (or, at the discretion of the Board, a similar agreement containing such terms as the Board, or a duly designated committee thereof, shall determine) (the “Employee Confidentiality Agreement”), if Employee is not currently subject to such an agreement.  These RSUs and all shares of the Employee Stock shall be subject to the terms and conditions of the Employee Confidentiality Agreement or such similar agreement (whether executed in connection herewith or prior to the date hereof).

(c)          In connection with the receipt of the RSUs and the delivery of any Employee Stock hereunder, Employee represents and warrants to, and agrees with, the Company that:

(i)                                     The RSUs and the Employee Stock to be acquired by Employee pursuant to this Agreement shall be acquired for Employee’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the RSUs and the Employee Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii)                                  This Agreement constitutes the legal, valid and binding obligation of Employee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject.

(iii)                               Employee has not taken any action that constitutes a conflict with, violation or breach of, and the execution and delivery of this Agreement and the other agreements contemplated hereby will not conflict with, violate or cause a breach of, any noncompete, nonsolicitation or confidentiality agreement to which Employee is a party or by which Employee is bound.  Employee agrees to notify the Board of any matter (including, but not limited to, any potential acquisition by the Company) which, to Employee’s knowledge, might reasonably be expected to violate or cause a breach of any such agreement.

(iv)                              Employee is a resident of the [State] [Commonwealth] of [                                    ].

(v)                                 Employee has been advised and encouraged in writing (via this Agreement) to consult with an attorney and a tax advisor prior to signing this Agreement.

(d)         As an inducement to the Company to issue any RSUs to Employee, and as a condition thereto, Employee acknowledges and agrees that neither the issuance of the RSUs or the delivery of any Employee Stock nor any provision contained herein shall entitle Employee to employment with the Company or any of the Subsidiaries, or affect the right of the Company or any of its Subsidiaries to terminate Employee’s employment at any time, with or without cause.

(e)          The Company and Employee acknowledge and agree that this Agreement has been executed and delivered, the RSUs have been granted and any Employee Stock that may be delivered hereunder will be delivered, in connection with and as a part of the compensation and incentive arrangements between the Company (together with its Subsidiaries) and Employee.

(f)            In connection with the issuance of any Employee Stock hereunder, Employee hereby agrees and acknowledges that all of the shares of the Employee Stock are subject in all respects to the terms of this Agreement.

3.               Vesting.

(a)          Except as otherwise provided in this Section 3, the RSUs shall become vested in accordance with the following schedule, if as of each such date Employee has continuously served as an employee of the Company (or any of its direct or indirect wholly owned Subsidiaries, as applicable) since the date hereof, such that, subject to the other terms and conditions of this Agreement, all of the RSUs shall be vested on [                                    ]:

Date	Percent of RSUs Vested
[ ]	25%
[ ] of each of the three years thereafter, up to and including [ ]	Additional 25%

(b)         Except as otherwise provided in this Section 3, if Employee’s employment with the Company (or any of its direct or indirect wholly owned Subsidiaries, as applicable) terminates for any reason (including upon the death or disability of Employee prior to the vesting of all or any portion of the RSUs awarded under this Agreement), such unvested portion of the RSUs shall immediately be cancelled and Employee (and Employee’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such RSUs.

(c)          In addition to Section 3(a) above, upon a termination by the Company (or any of its direct or indirect wholly owned Subsidiaries, as applicable) without Cause or by Employee with Good Reason of Employee’s employment with the Company (or any of its direct or indirect wholly owned Subsidiaries, as applicable) that also constitutes a “separation from service” within the meaning of Code Section 409A within twelve months following a Change in Control of the Company (a “Change in Control Termination”), all remaining unvested RSUs shall vest (for the avoidance of doubt, the vesting described in this Section 3(c) is in addition to, and not in lieu of, any vesting described in Section 3(a) above).

4.               Delivery of Common Stock.  Subject to the terms of the Plan and Section 6 below, if the RSUs awarded by this Agreement become vested, the Company shall promptly distribute to Employee the number of shares of Common Stock equal to the number of the RSUs that so vested; provided that to the extent required by Code Section 409A, delivery of shares of Common Stock upon a Participant’s “separation from service” within the meaning of Code Section 409A shall be deferred until the six month anniversary of such separation from service.  In connection with the delivery of the shares of Common Stock pursuant to this Agreement, the Participant agrees to execute any documents reasonably requested by the Company and provide therein customary representations and warranties related to the receipt of such shares of Common Stock.

5.               Certificates.  The shares of Employee Stock may be in certificated or uncertificated form, as permitted by the Company’s Bylaws.

6.               Corporate Event.  In the event any dividend or distribution of Common Stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, change of control or exchange of Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock, or in the event of the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis) to a Third Party (or group of affiliated Third Parties) (each, a “Corporate Event”), the Board shall, in such manner as it in good faith deems equitable, (i) adjust any or all of the number of shares of Employee Stock or other securities of the Company (or number and kind of other securities or property) subject to the RSUs, or (ii) make provision for an immediate cash payment to Employee in consideration for the cancellation of the RSUs, to the extent allowed under Code Section 409A.  Notwithstanding the provisions of this Section 6 or Section 3(c), in the event (x) any RSUs would otherwise vest pursuant to Section 3(c) and (y) the Company is not the surviving entity in any Change in Control or the Company sold, transferred or otherwise disposed of all or substantially all of its business or assets pursuant to such Change in Control, then the Company may provide that any successor to the Company and/or its assets pursuant to such Change in Control shall provide the Employee with the same per share consideration provided to a holder of Common Stock in connection with such Change in Control in lieu of otherwise allowing such RSUs to vest pursuant to Section 3(c).

7.               Definitions.

“Board” means the Company’s Board of Directors.

“Cause” shall have the meaning set forth in Employee’s Employment Agreement. If Employee does not have an Employment Agreement or if such Employment Agreement does not contain a definition of “Cause” then “Cause” shall mean with respect to Employee one or more of the following:  (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) repeatedly reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs in the workplace or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or substantial economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or detriment of the Company and its Subsidiaries, (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, or (vi) [any breach of the Proprietary Rights and Confidentiality Agreement

between the Company and GT Solar Incorporated, or](1) any material breach of any other agreement between the Company and Employee.

“Change in Control” means (i) the consummation of any transaction or series of transactions resulting in a Third Party (or group of affiliated Third Parties) owning, directly or indirectly, securities of the Company possessing the voting power to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s securities) or (ii) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise (determined on a consolidated basis) to a Third Party (or group of affiliated Third Parties).

“Employment Agreement” means if Employee is party to an employment agreement with the Company (or a subsidiary of the Company), the employment agreement between Employee and the Company (or a subsidiary of the Company, as applicable) as currently in effect on the date of this Agreement.

“Good Reason” shall have the meaning set forth in Employee’s Employment Agreement.  If Employee does not have an Employment Agreement or if such Employment Agreement does not contain a definition of “Good Reason” then “Good Reason” shall mean if Employee resigns from employment with the Company and its Subsidiaries prior to the end of the employment period as a result of the occurrence of one or more of the following events:  (i) the Company reduces the amount of the base salary (other than as a result of a general across-the-board salary reduction applicable to all senior executives of the Company) [or elects to eliminate the Executive Incentive Program of the Company (“EIP”) without permitting Employee to participate in an annual incentive bonus plan in place of the EIP which offers a potential bonus payment comparable to that earnable at 100% of plan target by Employee under the EIP](2), (ii) the Company changes Employee’s title and reduces his responsibilities or authority in a manner materially inconsistent with that of the position of [                    ] or (iii) the Company changes Employee’s place of work to a location outside of [                    ]; provided that in order for Employee’s resignation for Good Reason to be effective hereunder, Employee must provide written notice to the Company stating Employee’s intent to resign for Good Reason and the grounds therefor within thirty (30) days after such grounds exist and grant the Company thirty (30) days from receipt of such notice to remedy or otherwise remove the grounds supporting Employee’s resignation for Good Reason.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Subsidiary” means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

(1) Include if Employee is a party to the Proprietary Rights and Confidentiality Agreement.

(2) Include if Employee is a participant in the EIP.

“Third Party” means any person or entity who or which (i) does not own any of the Company’s securities as of June 30, 2008, (ii) is not controlling, controlled by or under common control with any person or entity that owns any of the Company’s securities as of the June 30, 2009 and (iii) is not the spouse or descendant (by birth or adoption) of any person who directly or indirectly owns or controls any of the Company’s securities as of June 30, 2009.

8.               Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

To the Company:

GT Solar International, Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054
Attention: General Counsel

To Employee:

[                                    ]

[                                    ]

[                                    ]

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

9.               General Provisions.

(a)          Transferability.  The RSUs shall not be transferable by Employee other than by the laws of will or descent.  All provisions of this Agreement shall in any event continue to apply to any RSU transferred as permitted by this Section 9(a), and any transferee shall be bound by all provisions of this Agreement as and to the same extent as Employee.  Any transfer or attempted transfer of any RSUs in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such RSUs as the owner of such stock for any purpose.

(b)         Withholding Taxes.  The Company shall be entitled to withhold from any amounts due and payable by the Company and/or any of its Subsidiaries to Employee the amount of any federal, state, local or other tax which, in the opinion of the Company, is required to be withheld in connection with the vesting of the RSUs, the delivery of shares of the Employee Stock or the delivery of cash, securities or other property as provided in Section 6.  To the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the delivery or vesting, as applicable, of such shares of the Employee Stock that Employee make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld.  The Board, upon the written request of Employee, in the Board’s sole discretion and pursuant to such procedures as it may specify from time to time, may permit Employee to satisfy all or part of the tax obligations in connection with the vesting of the RSUs or the delivery of the shares of Employee Stock by (i) having the Company withhold otherwise deliverable shares, or (ii) delivering to the Company shares that have been held by Employee for at least six months, in each case having a Fair Market Value (as defined in the Plan) equal to the amount sufficient to satisfy such tax obligations.

(c)          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(d)         Complete Agreement.  This Agreement, the Plan, those documents expressly referred to herein and therein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(e)          Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(f)            Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Employee, the Company and their respective successors and assigns (including subsequent permitted holders of the RSUs or the Employee Stock); provided that the rights and obligations of Employee under this Agreement shall not be assignable except in connection with a permitted transfer of the Employee Stock hereunder.

(g)         Choice of Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)         Remedies.  Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

(i)             Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Employee.

*      *      *      *

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Agreement on the date first written above.

GT SOLAR INTERNATIONAL, INC.

By:

Name:

Title:

[ ]

[Signature Page - Restricted Stock Unit Agreement with [                         ]]